Bar Harbor Bankshares Reports Fourth Quarter Earnings

BAR HARBOR, MAINE - January 24, 2019 -- Bar Harbor Bankshares (NYSE American: BHB) reported fourth quarter net income of $7.6 million, a 15% increase from $6.6 million in the same quarter of 2017. Net income for the full year 2018 was $32.9 million, up 27% compared to $26.0 million in 2017.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	27% annualized increase in non-maturity deposit accounts

•	100% loan to deposit ratio

•	7.3% annualized increase in commercial and industrial loans

•	1.03% core return on assets (non-GAAP measure)

•	10.01% core return on equity (non-GAAP measure)

•	0.03% net loan charge-offs/average loans

President and Chief Executive Officer, Curtis C. Simard stated, “We finished 2018 with the same drive and commitment we’ve seen all year as our key performance metrics improved each consecutive quarter while we focused on profitable organic growth. We delivered record core earnings per share of 59 cents this quarter and core return on assets of 1.03%. Core return on equity of 10.01% has exceeded a financial milestone as of year end. Our credit quality remains strong with a 0.03% net charge offs to average loans for the fourth quarter. The retail delivery team was a testament to our dedicated customer service as non-maturity deposits grew by 27% on an annualized basis. This growth further demonstrates the strengthening of both community and customer relationships across our entire footprint. We continued to build shareholder value in 2018 with an 11% increase in tangible book value per share excluding security adjustments, which puts us at a record level.”

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Mr. Simard further stated, “Loan growth in the fourth quarter was driven by our commercial and industrial book, which is no surprise given our noted pipeline in the third quarter and the concentrated efforts around this product line. With the expanded roll out of our Treasury Management platform, we’ve seen growth in both related loans and deposits. Our new commercial loan office in Portland, Maine opened in December 2018 and has already contributed to our 2019 goals. The new commercial loan production office is also expected to generate more opportunities for fee income, including but not limited to customer loan derivatives. We’ve brought in strategic recruits in 2018 to complement our existing teams which will help drive revenue as we grow market share across our New England footprint.”

Mr. Simard continued, “2018 was a year marked with active balance sheet management during a tumultuous interest rate environment. We executed an investment remix strategy in the fourth quarter which will be accretive to 2019 while improving our overall liquidity and interest rate risk position. We continue to diligently explore various balance sheet strategies to efficiently use capital and enhance shareholder returns.”

Mr. Simard went on to say, “We are thrilled with the December opening of our newest branch in Manchester, New Hampshire which has already attracted market share given its anticipated arrival. We also look forward to further expanding into Bedford, New Hampshire and Belfast, Maine during 2019. We view these additional markets as providing great opportunity to further build on our franchise while remaining true to the communities we call home.”

Mr. Simard concluded, “We achieved several transformational goals and projects in 2018 that set an organizational roadmap and a strong foundation for future growth. As we enter 2019 with normal seasonal head-winds and an increasing competitive market place, our teams are eager and ready to execute on our strategies building on the momentum we saw in 2018.”

RESULTS OF OPERATIONS
Net income in the fourth quarter was $7.6 million, or 49 cents per share, compared to $6.6 million, or 43 cents per share, in the same quarter of 2017. Fourth quarter net income in 2018 includes $1.5 million of other income related to the sale of Visa B shares, a loss on security sales of $924 thousand and a $1.1 million non-recurring charge related to the conversion from Visa to MasterCard. Net income in the same quarter of 2017 included a $4.0 million revaluation loss on net deferred tax assets triggered by the Tax Cuts and Jobs Act of 2017. In addition, there was a net benefit of $2.6 million in 2017, which reflected a gain on the sale of the Company’s insurance subsidiary offset by other one-time charges.

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Interest income was up 9% to $32.8 million as yields on earning assets expanded 20 basis points on a year-over-year basis. Net interest margin in the fourth quarter 2018 decreased to 2.78% from 3.04% in the same period of 2017. The decrease reflects several short-term interest rate hikes and lower contribution from purchased loan accretion and tax-equivalency adjustments due to a lower 2018 federal tax rate. Excluding purchase loan accretion, net interest margin in the fourth quarter 2018 was 2.70%, which was consistent with the third quarter 2018. Despite higher short-term rates, net interest margin stabilized in the fourth quarter and an investment portfolio remix strategy was executed. Specifically, the Company sold $30.0 million of lower yielding securities in our available for sale portfolio and purchased alternative higher yielding securities with less duration and consistent credit metrics. While the sale of these securities generated a $924 thousand realized loss, the mark to market on these securities had already been recognized in other comprehensive income thus resulting in no impact on tangible book value. The Company's loan to deposit ratio improved to 100% at the end of the fourth quarter 2018 from 106% in the same period of 2017, which helped to reduce cost of funds.

The fourth quarter provision for loan losses is the lowest the Company has experienced in two years, down to $572 thousand from a high of $795 thousand in the first quarter of 2018. We continue to report positive quarterly trends in both recoveries and charged-off loans.

Non-interest income in the fourth quarter increased 14% to $7.5 million from $6.5 million in the prior year. The sale of the Company’s remaining ownership interest in Visa Class B shares contributed $1.5 million in the fourth quarter along with $315 thousand in customer loan derivative fee income.

Non-interest expense increased to $20.1 million in the fourth quarter from $17.9 million in the third quarter 2018 and $14.3 million in the fourth quarter 2017. Salary and benefit expense decreased quarter-over-quarter due to the revaluation of post-retirement liabilities at lower year end discount rates. Acquisition, conversion and other expenses totaled $1.1 million in the fourth quarter of 2018 compared to a net benefit of $2.6 million recorded in same quarter of 2017. The charges in 2018 relates to various operating system conversion rebates previously disclosed. Other non-interest expense increased to $5.1 million from $3.0 million in the third quarter 2018 and fourth quarter 2017. The increase is due to various one-time charges related to upgrades around the Company’s automated teller machines and associated write-offs.

The effective tax rate decreased to 15.8% in the fourth quarter 2018 compared with 18.8% in third quarter 2018 due to higher non-recurring pretax charges as described above. The 56% effective tax rate in the fourth quarter 2017 reflected the $4.0 million charge due to revaluation of net deferred tax assets.

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FINANCIAL CONDITION
Total assets were $3.6 billion at the end of the fourth quarter 2018, up $47.0 million from the third quarter 2018 and $43.3 million from year end 2017. Loan balances in the fourth quarter 2018 were $2.5 billion increasing $6.6 million from the third quarter and $4.6 million from 2017. Commercial and industrial loans grew at a rate of 5.4% for the year and 7.3% in the fourth quarter. This growth aligns with our strategy and focus on variable rate yields and the previously announced Treasury Management roll out.

Non-accrual loans in the fourth quarter 2018 decreased $3.5 million primarily due to a $2.3 million commercial relationship that was taken into other real estate owned. The full carrying value of the asset is expected to be recovered upon sale. In the fourth quarter there was an uptick in 30-day past due accounts, principally due to how payment schedules and calendar dates fell at the end of the quarter. This effect can also be seen in the fourth quarter of 2017. Net loan charge-offs continue to be at historic lows and the ratio of the allowance for loan losses to total loans increased to 0.56% in the fourth quarter.

The Company’s risk-based capital ratio strengthened in the fourth quarter 2018 as tangible book value (non-GAAP measure) continued to expand on a quarter-over-quarter basis. Tangible book value per share was $16.94 at the end of the fourth quarter 2018 compared to $16.11 at the end of third quarter. Lower long-term rates had a positive impact on the fair value adjustment to the Company’s securities portfolio recorded in accumulated other comprehensive income. Excluding the impact of security fair value adjustments, tangible book value per share (non-GAAP measure) was $17.50 at the end of the fourth quarter 2018, up from $17.22 in the third of quarter of 2018 on strong earnings per share.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

FORWARD LOOKING STATEMENTS
Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
PER SHARE DATA
Net earnings, diluted	$0.49	$0.58	$0.55	$0.50	$0.43
Core earnings, diluted (1) (2)	0.59	0.58	0.56	0.52	0.58
Total book value	23.87	23.06	22.97	22.78	22.96
Tangible book value (2)	16.94	16.11	16.00	15.78	15.94
Market price at period end	22.43	28.72	30.29	27.72	27.01
Dividends	0.20	0.20	0.20	0.19	0.19

PERFORMANCE RATIOS (3)
Return on assets	0.85%	1.01%	0.97%	0.90%	0.75%
Core return on assets (1) (2)	1.03	1.01	1.00	0.93	1.02
Return on equity	8.31	9.92	9.65	9.01	7.35
Core return on equity (1) (2)	10.01	9.98	9.86	9.31	9.97
Core return on tangible equity (1) (2)	14.46	14.52	14.43	13.72	14.56
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.78	2.81	2.91	2.97	3.04
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.70	2.71	2.80	2.85	2.93
Efficiency ratio (2)	59.91	57.88	58.83	60.44	53.02

GROWTH (Year-to-date, annualized) (2)
Total commercial loans	1.4%	2.8%	5.7%	2.2%	23.8%
Total loans	0.2	(0.1)	—	(3.4)	13.1
Total deposits	5.6	2.2	1.9	(1.8)	14.4

FINANCIAL DATA (In millions)
Total assets	$3,608	$3,561	$3,541	$3,511	$3,565
Total earning assets (5)	3,263	3,253	3,250	3,235	3,244
Total investments	761	747	749	757	755
Total loans	2,490	2,484	2,485	2,464	2,486
Allowance for loan losses	14	13	13	13	12
Total goodwill and intangible assets	108	108	108	108	108
Total deposits	2,483	2,390	2,375	2,341	2,352
Total shareholders' equity	371	358	356	352	355
Net income	8	9	9	8	7
Core income (1) (2)	9	9	9	8	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.03%	0.04%	0.06%	0.07%	0.04%
Allowance for loan losses/total loans	0.56	0.54	0.53	0.51	0.50
Loans/deposits	100	104	105	105	106
Shareholders' equity to total assets	10.27	10.04	10.05	10.03	9.95
Tangible shareholders' equity to tangible assets	7.51	7.24	7.22	7.17	7.12

A

____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, system conversions and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Assets
Cash and due from banks	$35,208	$53,154	$39,327	$35,088	$34,262
Interest-bearing deposits with the Federal Reserve Bank	63,546	19,420	22,066	12,725	56,423
Total cash and cash equivalents	98,754	72,574	61,393	47,813	90,685
Securities available for sale, at fair value	725,837	712,658	710,147	718,559	717,242
Federal Home Loan Bank stock	35,659	34,154	38,712	38,105	38,105
Total securities	761,496	746,812	748,859	756,664	755,347
Commercial real estate	826,699	840,018	838,546	824,721	826,746
Commercial and industrial	404,870	385,814	400,293	387,205	379,423
Residential real estate	1,144,698	1,140,519	1,127,895	1,132,977	1,155,682
Consumer	113,960	117,239	118,332	119,516	123,762
Total loans	2,490,227	2,483,590	2,485,066	2,464,419	2,485,613
Less: Allowance for loan losses	(13,866)	(13,487)	(13,090)	(12,679)	(12,325)
Net loans	2,476,361	2,470,103	2,471,976	2,451,740	2,473,288

Premises and equipment, net	48,804	47,621	48,038	48,464	47,708
Other real estate owned	2,351	68	129	216	122
Goodwill	100,085	100,085	100,085	100,085	100,085
Other intangible assets	7,459	7,690	7,921	8,152	8,383
Cash surrender value of bank-owned life insurance	73,810	73,316	58,811	58,433	57,997
Deferred tax asset, net	9,514	11,527	10,309	9,627	7,180
Other assets	29,853	31,196	33,534	29,793	24,389
Total assets	$3,608,487	$3,560,992	$3,541,055	$3,510,987	$3,565,184

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$370,889	$372,358	$341,773	$342,192	$349,055
NOW deposits	484,717	471,326	449,715	448,992	466,610
Savings deposits	358,888	354,908	350,339	361,591	364,799
Money market deposits	335,951	254,142	260,642	303,777	305,275
Time deposits	932,793	937,615	972,252	884,848	866,346
Total deposits	2,483,238	2,390,349	2,374,721	2,341,400	2,352,085

Senior borrowings	680,823	739,224	735,924	742,198	786,688
Subordinated borrowings	42,973	42,988	43,003	43,018	43,033
Total borrowings	723,796	782,212	778,927	785,216	829,721

Other liabilities	30,874	30,746	31,444	32,214	28,737
Total liabilities	3,237,908	3,203,307	3,185,092	3,158,830	3,210,543

Total common shareholders' equity	370,579	357,685	355,963	352,157	354,641
Total liabilities and shareholders' equity	$3,608,487	$3,560,992	$3,541,055	$3,510,987	$3,565,184

Net shares outstanding	15,523	15,509	15,496	15,459	15,443

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized Growth %
(in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Quarter End	Year to Date
Commercial real estate	$826,699	$840,018	$838,546	$824,721	$826,746	(6.3)%	—%
Commercial and industrial	309,544	303,984	313,680	301,811	293,707	7.3	5.4
Total commercial loans	1,136,243	1,144,002	1,152,226	1,126,532	1,120,453	(2.7)	1.4
Residential real estate	1,144,698	1,140,519	1,127,895	1,132,977	1,155,682	1.5	(1.0)
Consumer	113,960	117,239	118,332	119,516	123,762	(11.2)	(7.9)
Tax exempt and other	95,326	81,830	86,613	85,394	85,716	66.0	11.2
Total loans	$2,490,227	$2,483,590	$2,485,066	$2,464,419	$2,485,613	1.1%	0.2%

DEPOSIT ANALYSIS

						Annualized Growth %
(in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Quarter End	Year to Date
Demand	$370,889	$372,358	$341,773	$342,192	$349,055	(1.6)%	6.3%
NOW	484,717	471,326	449,715	448,992	466,610	11.4	3.9
Savings	358,888	354,908	350,339	361,591	364,799	4.5	(1.6)
Money market	335,951	254,142	260,642	303,777	305,275	128.8	10.0
Total non-maturity deposits	1,550,445	1,452,734	1,402,469	1,456,552	1,485,739	26.9	4.4
Total time deposits	932,793	937,615	972,252	884,848	866,346	(2.1)	7.7
Total deposits	$2,483,238	$2,390,349	$2,374,721	$2,341,400	$2,352,085	15.5%	5.6%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Interest and dividend income
Loans	$26,743	$24,895	$104,015	$94,976
Securities and other	6,029	5,261	23,436	21,093
Total interest and dividend income	32,772	30,156	127,451	116,069
Interest expense
Deposits	5,653	3,381	19,521	11,307
Borrowings	4,855	3,279	17,047	12,607
Total interest expense	10,508	6,660	36,568	23,914
Net interest income	22,264	23,496	90,883	92,155
Provision for loan losses	572	597	2,780	2,788
Net interest income after provision for loan losses	21,692	22,899	88,103	89,367
Non-interest income
Trust and investment management fee income	2,949	3,042	11,985	12,270
Insurance brokerage service income	—	77	—	1,097
Customer service fees	2,477	2,495	9,538	8,484
Loss on sales of securities, net	(924)	—	(924)	19
Bank-owned life insurance income	493	374	1,821	1,539
Other income	2,455	530	5,515	2,573
Total non-interest income	7,450	6,518	27,935	25,982
Non-interest expense
Salaries and employee benefits	9,269	9,524	40,964	39,589
Occupancy and equipment	3,022	2,866	12,386	11,061
Loss on sales of premises and equipment, net	—	—	—	94
Outside services	811	780	2,408	3,000
Professional services	458	298	1,474	1,655
Communication	103	249	804	1,289
Amortization of intangible assets	207	209	828	812
Acquisition, conversion and other expenses	1,109	(2,615)	1,728	3,302
Other expenses	5,117	2,952	14,947	11,924
Total non-interest expense	20,096	14,263	75,539	72,726

Income before income taxes	9,046	15,154	40,499	42,623
Income tax expense	1,426	8,545	7,562	16,630
Net income	$7,620	$6,609	$32,937	$25,993

Earnings per share:
Basic	$0.49	$0.43	$2.13	$1.71
Diluted	0.49	0.43	2.12	1.70

Weighted average shares outstanding:
Basic	15,516	15,437	15,488	15,184
Diluted	15,574	15,537	15,564	15,290

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Interest and dividend income
Loans	$26,743	$26,212	$25,934	$25,126	$24,895
Securities and other	6,029	5,972	5,784	5,651	5,261
Total interest and dividend income	32,772	32,184	31,718	30,777	30,156
Interest expense
Deposits	5,653	5,478	4,405	3,985	3,381
Borrowings	4,855	4,237	4,321	3,634	3,279
Total interest expense	10,508	9,715	8,726	7,619	6,660
Net interest income	22,264	22,469	22,992	23,158	23,496
Provision for loan losses	572	643	770	795	597
Net interest income after provision for loan losses	21,692	21,826	22,222	22,363	22,899
Non-interest income
Trust and investment management fee income	2,949	2,952	3,122	2,962	3,042
Insurance brokerage service income	—	—	—	—	77
Customer service fees	2,477	2,490	2,347	2,224	2,495
Loss on sales of securities, net	(924)	—	—	—	—
Bank-owned life insurance income	493	505	377	446	374
Other income	2,455	1,179	1,275	606	530
Total non-interest income	7,450	7,126	7,121	6,238	6,518
Non-interest expense
Salaries and employee benefits	9,269	10,331	10,375	10,989	9,524
Occupancy and equipment	3,022	3,366	2,925	3,073	2,866
Loss on sales of premises and equipment, net	—	—	—	—	—
Outside services	811	456	581	560	780
Professional services	458	223	360	433	298
Communication	103	217	304	180	249
Amortization of intangible assets	207	207	207	207	209
Acquisition, conversion and other expenses	1,109	70	214	335	(2,615)
Other expenses	5,117	3,036	3,719	3,075	2,952
Total non-interest expense	20,096	17,906	18,685	18,852	14,263

Income before income taxes	9,046	11,046	10,658	9,749	15,154
Income tax expense	1,426	2,076	2,123	1,937	8,545
Net income	$7,620	$8,970	$8,535	$7,812	$6,609

Earnings per share:
Basic	$0.49	$0.58	$0.55	$0.51	$0.43
Diluted	0.49	0.58	0.55	0.50	0.43

Weighted average shares outstanding:
Basic	15,516	15,503	15,482	15,448	15,437
Diluted	15,574	15,580	15,571	15,553	15,537

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Earning assets
Commercial real estate	4.71%	4.57%	4.48%	4.41%	4.30%
Commercial and industrial	4.61	4.59	4.69	4.41	4.77
Residential	3.83	3.83	3.88	3.87	3.78
Consumer	5.07	4.85	4.65	4.47	4.17
Total loans	4.31	4.25	4.25	4.16	4.12
Securities and other	3.28	3.21	3.18	3.16	3.06
Total earning assets	4.07%	4.00%	3.99%	3.92%	3.87%

Funding liabilities
NOW	0.50%	0.43%	0.37%	0.34%	0.31%
Savings	0.18	0.17	0.17	0.18	0.19
Money market	0.93	0.76	0.79	0.68	0.58
Time deposits	1.85	1.78	1.51	1.39	1.19
Total interest bearing deposits	1.12	1.06	0.90	0.82	0.70
Borrowings	2.53	2.26	2.07	1.80	1.62
Total interest-bearing liabilities	1.50%	1.38%	1.25%	1.11%	0.97%

Net interest spread	2.57	2.62	2.74	2.81	2.90
Net interest margin	2.78	2.81	2.91	2.97	3.04

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Assets
Commercial real estate	$836,813	$837,058	$824,356	$819,531	$783,730
Commercial and industrial	393,396	388,831	396,471	380,029	362,881
Residential	1,137,493	1,120,336	1,126,714	1,147,010	1,161,865
Consumer	114,960	117,735	119,570	121,467	125,109
Total loans (1)	2,482,662	2,463,960	2,467,111	2,468,037	2,433,585
Securities and other (2)	762,901	773,562	767,886	765,328	753,282
Total earning assets	3,245,563	3,237,522	3,234,997	3,233,365	3,186,867
Cash and due from banks	68,904	63,272	50,869	53,151	65,145
Allowance for loan losses	(13,922)	(13,463)	(13,107)	(12,589)	(12,202)
Goodwill and other intangible assets	107,657	107,887	108,118	108,349	108,769
Other assets	138,074	137,466	131,522	129,525	144,359
Total assets	$3,546,276	$3,532,684	$3,512,399	$3,511,801	$3,492,938

Liabilities and shareholders' equity
NOW	$475,449	$461,875	$441,645	$447,026	$449,669
Savings	346,905	356,834	351,712	362,508	368,714
Money market	272,612	259,738	288,169	305,105	308,071
Time deposits	914,674	964,108	872,149	857,796	799,348
Total interest bearing deposits	2,009,640	2,042,555	1,953,675	1,972,435	1,925,802
Borrowings	761,781	744,632	836,295	819,576	803,469
Total interest-bearing liabilities	2,771,421	2,787,187	2,789,970	2,792,011	2,729,271
Non-interest-bearing demand deposits	384,636	357,856	339,374	339,349	376,066
Other liabilities	26,569	28,943	28,386	29,000	30,971
Total liabilities	3,182,626	3,173,986	3,157,730	3,160,360	3,136,308

Total shareholders' equity	363,650	358,698	354,669	351,441	356,630

Total liabilities and shareholders' equity	$3,546,276	$3,532,684	$3,512,399	$3,511,801	$3,492,938
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$8,156	$8,348	$8,883	$8,422	$8,343
Commercial installment	2,331	2,303	2,411	2,304	1,209
Residential real estate	7,211	10,396	9,945	8,548	4,266
Consumer installment	537	727	707	1,065	500
Total non-accruing loans	18,235	21,774	21,946	20,339	14,318
Other real estate owned	2,351	68	129	216	122
Total non-performing assets	$20,586	$21,842	$22,075	$20,555	$14,440

Total non-accruing loans/total loans	0.73%	0.88%	0.88%	0.83%	0.58%
Total non-performing assets/total assets	0.57	0.61	0.62	0.59	0.41

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$13,487	$13,090	$12,679	$12,325	$11,950
Charged-off loans	(631)	(298)	(517)	(461)	(277)
Recoveries on charged-off loans	438	52	158	20	55
Net loans charged-off	(193)	(246)	(359)	(441)	(222)
Provision for loan losses	572	643	770	795	597
Balance at end of period	$13,866	$13,487	$13,090	$12,679	$12,325

Allowance for loan losses/total loans	0.56%	0.54%	0.53%	0.51%	0.50%
Allowance for loan losses/non-accruing loans	76	62	60	62	86

NET LOAN CHARGE-OFFS
Commercial real estate	$(25)	$(27)	$(92)	$(91)	$(92)
Commercial installment	53	(53)	(54)	(140)	1
Residential real estate	(31)	(123)	(64)	1	—
Consumer installment	(190)	(43)	(149)	(211)	(131)
Total, net	$(193)	$(246)	$(359)	$(441)	$(222)

Net charge-offs (QTD annualized)/average loans	0.03%	0.04%	0.06%	0.07%	0.04%
Net charge-offs (YTD annualized)/average loans	0.05	0.06	0.06	0.07	0.04

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.38%	0.17%	0.14%	0.24%	0.37%
90+ Days delinquent and still accruing	0.01	—	—	—	0.02
Total accruing delinquent loans	0.39	0.17	0.14	0.24	0.39
Non-accruing loans	0.73	0.88	0.88	0.83	0.58
Total delinquent and non-accruing loans	1.12%	1.05%	1.02%	1.07%	0.97%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED
		At or for the Quarters Ended
(in thousands)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net income		$7,620	$8,970	$8,535	$7,812	$6,609
Adj: Loss on sale of securities, net		924	—	—	—	—
Adj: Loss (gain) on other real estate owned		5	(8)	23	—	—
Adj: Acquisition, conversion and other expenses		1,109	70	214	335	(2,615)
Adj: Income taxes (1)		(485)	(12)	(57)	(81)	982
Adj: Tax reform charge		—	—	—	—	3,988
Total core income (2)	(A)	$9,173	$9,020	$8,715	$8,066	$8,964

Net interest income	(B)	$22,264	$22,469	$22,992	$23,158	$23,496
Plus: Non-interest income		7,450	7,126	7,121	6,238	6,518
Total Revenue(2)		29,714	29,595	30,113	29,396	30,014
Adj: Loss on sale of securities, net		924	—	—	—	—
Total core revenue (2)	(C)	$30,638	$29,595	$30,113	$29,396	$30,014

Total non-interest expense		20,096	17,906	18,685	18,852	14,263
Less: (Loss) gain on other real estate owned		(5)	8	(23)	—	—
Less: Acquisition, conversion and other expenses		(1,109)	(70)	(214)	(335)	2,615
Core non-interest expense (2)	(D)	$18,982	$17,844	$18,448	$18,517	$16,878

(in millions)
Total average earning assets	(E)	$3,246	$3,238	$3,235	$3,233	$3,187
Total average assets	(F)	3,546	3,533	3,512	3,512	3,493
Total average shareholders' equity	(G)	364	359	355	351	357
Total average tangible shareholders' equity (2) (3)	(H)	256	251	247	243	248
Total tangible shareholders' equity, period-end (2)(3)	(I)	263	250	248	244	246
Total tangible assets, period-end (2) (3)	(J)	3,501	3,453	3,433	3,403	3,457

(in thousands)
Total common shares outstanding, period-end	(K)	15,523	15,509	15,496	15,459	15,443
Average diluted shares outstanding	(L)	15,574	15,580	15,571	15,553	15,537

Core earnings per share, diluted	(A/L)	$0.59	$0.58	$0.56	$0.52	$0.58
Tangible book value per share, period-end (2)	(I/K)	16.94	16.11	16.00	15.78	15.94
Securities adjustment, net of tax(4)	(M)	(8,663)	(17,152)	(12,594)	(10,237)	1,711
Tangible book value per share, excluding securities adjustment(4)	(I+M)/K	17.50	17.22	16.81	16.44	15.83
Total tangible shareholders' equity/total tangible assets(2)	(I/J)	7.51	7.24	7.22	7.17	7.12

J

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED
		At or for the Quarters Ended
(in thousands)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Performance ratios
Return on assets		0.85%	1.01%	0.97%	0.90%	0.75%
Core return on assets (2)	(A/F)	1.03	1.01	1.00	0.93	1.02
Return on equity		8.31	9.92	9.65	9.01	7.35
Core return on equity (2)	(A/G)	10.01	9.98	9.86	9.31	9.97
Core return on tangible equity (2) (5)	(A/H)	14.46	14.52	14.43	13.72	14.56
Efficiency ratio (2)(6)	(D-O-Q)/(C+N)	59.91	57.88	58.83	60.44	53.02
Net interest margin(2)	(B+P)/E	2.78	2.81	2.91	2.97	3.04

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$633	$654	$622	$645	$1,122
Franchise taxes included in non-interest expense	(O)	39	129	159	152	161
Tax equivalent adjustment for net interest margin	(P)	488	493	502	503	897
Intangible amortization	(Q)	207	207	207	207	209
______________________________________

(1)	A marginal tax rate was used of 23.78% in third and fourth quarter 2018, 24.15% for the first and second quarter of 2018 and 37.57% in 2017.

(2)	Non-GAAP financial measure.

(3)
Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.

(5)
Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 23.78% in third and fourth quarter 2018, 24.15% in first and second quarter 2018 and 37.57% in 2017, by average tangible equity.

(6)
Efficiency ratio is computed by dividing total adjusted tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total adjusted non-interest income.

K